August 6, 2007

Media Contact: Cynthia Messina, Las Vegas, NV (702) 876-7132

Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237

SWX-NYSE

For Immediate Release

SOUTHWEST GAS CORPORATION

REPORTS SECOND QUARTER RESULTS

Las Vegas – Southwest Gas Corporation recorded a net loss of $0.01 per basic share for the second quarter of 2007, compared to net income of $0.09 per basic share earned during the second quarter of 2006. The second quarter of 2006 results included a benefit of approximately $0.07 per share related to a nonrecurring property tax settlement. Net loss for the second quarter of 2007 was $337,000, compared to net income of $3.7 million in the prior period. Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “Excluding the nonrecurring item, quarterly results declined slightly compared to the same period in 2006 primarily due to a decrease in contribution from our construction services segment, which had experienced record second quarter earnings in 2006.” Shaw also noted that “the torrid customer growth levels experienced in recent years have moderated. During the past twelve months, Southwest added 57,000 customers, an increase of three percent. We anticipate this more moderate growth level will continue throughout the second half of 2007.”

-more-

For the twelve months ended June 30, 2007, consolidated net income was $85.4 million, or $2.05 per basic share, compared to $61.7 million, or $1.57 per basic share, during the twelve-month period ended June 30, 2006. Results for the prior twelve-month period include a $10 million, or $0.16 per share, nonrecurring charge recorded in the fourth quarter of 2005 related to an injuries and damages incident, partially offset by the favorable property tax settlement.

Natural Gas Operations Segment Results

Second Quarter

Operating margin, defined as operating revenues less the cost of gas sold, increased $6.5 million, or five percent, in the second quarter of 2007 compared to the second quarter of 2006. Rate relief added $3 million in operating margin compared to the prior year (consisting of $1 million in California attrition amounts and a $2 million increase from implementing a California equalized margin tracker mechanism, effective January 2007). New customers accounted for the remaining incremental operating margin during the quarter as the Company added 57,000 customers during the last twelve months, an increase of three percent. Warmer-than-normal temperatures were experienced during both quarters, but had no incremental impact between quarters.

Operating expenses for the quarter increased $13 million, or 11 percent, compared to the second quarter of 2006 primarily due to general cost increases and incremental operating costs associated with serving additional customers. Higher uncollectible and employee-related costs also contributed to the operating expense increase. The increase also reflects the impact of the favorable nonrecurring property tax benefit recognized in the second quarter of 2006.

-more-

Other income improved $1.7 million primarily due to higher returns on long-term investments. Net financing costs were relatively unchanged between periods as strong operating cash flows, collection of construction advances, and common stock issuances mitigated the need for incremental borrowings to finance construction activities.

Twelve Months to Date

Operating margin increased $67 million between periods. Rate relief in Arizona and California added $34 million (net of the California equalized margin tracker mechanism year-to-date decrease of $6 million). Customer growth contributed an incremental $19 million. Differences in heating demand, caused primarily by weather variations, accounted for a $14 million increase in operating margin as warmer-than-normal temperatures were experienced during both periods (during the current twelve-month period the negative impact was $7 million, while the negative impact during the prior twelve-month period was $21 million).

Operating expenses increased $27 million, or six percent, between periods primarily due to general increases in labor and maintenance costs, and incremental operating costs associated with serving additional customers. Higher uncollectible and employee-related costs also contributed to the increase. The prior twelve-month period included the impact of the previously noted $10 million nonrecurring injuries and damages charge, partially offset by the favorable property tax settlement. Net financing costs decreased slightly between periods due to strong operating cash flows.

-more-

Southwest Gas Corporation provides natural gas service to approximately 1,800,000 customers in Arizona, Nevada, and California. Its service territory is centered in the fastest-growing region of the country.

This press release may contain statements which constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, changes in natural gas prices, the ability to recover costs through the PGA mechanism, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, acquisitions and management’s plans related thereto, competition, and the ability to raise capital in external financings. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing, operations, and maintenance expenses will continue in future periods.

-more-

SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST

(In thousands, except per share amounts)

QUARTER ENDED JUNE 30,	2007	2006
Consolidated Operating Revenues	$426,537	$430,902
Net Income (Loss)	$(337)	$3,709
Average Number of Common Shares Outstanding	42,226	40,174
Basic Earnings (Loss) Per Share	$(0.01)	$0.09
Diluted Earnings (Loss) Per Share	$(0.01)	$0.09

SIX MONTHS ENDED JUNE 30,	2007	2006
Consolidated Operating Revenues	$1,220,253	$1,107,843
Net Income	$49,427	$47,889
Average Number of Common Shares Outstanding	42,103	39,835
Basic Earnings Per Share	$1.17	$1.20
Diluted Earnings Per Share	$1.16	$1.19

TWELVE MONTHS ENDED JUNE 30,	2007	2006
Consolidated Operating Revenues	$2,137,168	$1,918,116
Net Income	$85,398	$61,700
Average Number of Common Shares Outstanding	41,691	39,339
Basic Earnings Per Share	$2.05	$1.57
Diluted Earnings Per Share	$2.03	$1.55

-end-

SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
	2007	2006	2007	2006	2007	2006

Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(2,855)	$9	$45,773	$42,086	$75,160	$48,732
Contribution to net income - construction services	2,518	3,700	3,654	5,803	10,238	12,968

Net income (loss)	$(337)	$3,709	$49,427	$47,889	$85,398	$61,700

Earnings (loss) per share - gas operations	$(0.07)	$--	$1.09	$1.06	$1.80	$1.24
Earnings per share - construction services	0.06	0.09	0.08	0.14	0.25	0.33

Basic earnings (loss) per share	$(0.01)	$0.09	$1.17	$1.20	$2.05	$1.57

Diluted earnings (loss) per share	$(0.01)	$0.09	$1.16	$1.19	$2.03	$1.55

Average outstanding common shares	42,226	40,174	42,103	39,835	41,691	39,339
Average shares outstanding (assuming dilution)	--	40,541	42,516	40,196	42,126	39,704

Results of Natural Gas Operations
Gas operating revenues	$344,233	$354,168	$1,071,248	$962,310	$1,836,332	$1,624,536
Net cost of gas sold	198,417	214,823	692,628	612,320	1,114,296	969,499

Operating margin	145,816	139,345	378,620	349,990	722,036	655,037
Operations and maintenance expense	83,090	76,883	167,625	155,270	333,158	320,474
Depreciation and amortization	39,076	36,563	77,606	72,116	152,144	141,640
Taxes other than income taxes	9,938	5,620	20,405	16,237	39,162	34,888

Operating income	13,712	20,279	112,984	106,367	197,572	158,035
Other income (expense)	3,648	1,929	5,024	4,881	10,192	7,882
Net interest deductions	21,315	21,252	42,463	43,207	84,823	84,881
Net interest deductions on subordinated debentures	1,932	1,931	3,863	3,862	7,725	7,724

Income (loss) before income taxes	(5,887)	(975)	71,682	64,179	115,216	73,312
Income tax expense (benefit)	(3,032)	(984)	25,909	22,093	40,056	24,580

Contribution to net income (loss) - gas operations	$(2,855)	$9	$45,773	$42,086	$75,160	$48,732

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
JUNE 30, 2007

FINANCIAL STATISTICS
Market value to book value per share at quarter end	150%
Twelve months to date return on equity -- total company	9.6%
-- gas segment	8.9%
Common stock dividend yield at quarter end	2.5%

GAS OPERATIONS SEGMENT

Rate Jurisdiction	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Arizona	$922,721	8.40%	9.50%
Southern Nevada	574,285	7.64	10.50
Northern Nevada	110,309	8.56	10.50
Southern California	102,703	8.74	10.38
Northern California	45,487	8.74	10.38
Paiute Pipeline Company (1)	82,853	9.44	11.80

(1) Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS

	SIX MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
(In dekatherms)	2007	2006	2007	2006
Residential	47,230,392	43,884,112	71,106,776	66,472,627
Small commercial	18,619,628	18,184,352	31,420,924	30,683,620
Large commercial	6,925,266	6,784,356	12,966,442	11,917,991
Industrial / Other	5,508,314	6,818,874	13,613,692	15,293,079
Transportation	54,532,239	54,169,141	117,886,894	120,615,281

Total system throughput	132,815,839	129,840,835	246,994,728	244,982,598

HEATING DEGREE DAY COMPARISON
Actual	1,340	1,291	1,872	1,763
Ten-year average	1,370	1,376	1,952	1,970

Heating degree days for prior periods have been recalculated using the current period customer mix.